UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2011 (April 1, 2011)
LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1441 Broadway, New York, New York	10018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 354-4900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Purchase Agreements
In connection with the offering of $220.0 million aggregate principal amount of 10.50% Senior Secured Notes due 2019 (the “Notes”) by Liz Claiborne, Inc. (the “Company”), the Company and certain of the Company’s domestic subsidiaries that guarantee the Notes (the “Guarantors”) have entered into (i) a Purchase Agreement, dated as of April 1, 2011, among the Company, the Guarantors and the initial purchasers named therein (collectively, the “Initial Purchasers”) relating to the Company’s issuance and sale of $205.0 million of the Notes (the “Original Purchase Agreement”) and (ii) a Purchase Agreement, dated as of April 5, 2011, among the Company, the Guarantors and the Initial Purchasers relating to the Company’s issuance and sale of $15.0 million of additional Notes (the “Additional Purchase Agreement” and together with the Original Purchase Agreement, the “Purchase Agreements”). The Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The sale of the Notes closed on April 7, 2011.
The Purchase Agreements contain representations and warranties, covenants and conditions precedent that are customary for transactions of this type. In the Purchase Agreements, the Company and the Guarantors have agreed to indemnify the Initial Purchasers against liabilities arising from the transactions under such Purchase Agreements, including liabilities arising under the federal securities laws.
The Company is using the net proceeds of the offering primarily to fund the previously announced cash tender offer (the “Tender Offer”) to purchase up to €155.0 million of its outstanding €350.0 million 5.0% Notes due 2013 (the “Euro Notes”), of which €128.5 million were tendered by the time the Tender Offer expired. The remaining proceeds will be used for general corporate purposes.
Issuance of 10.50% Senior Secured Notes due 2019
General
On April 7, 2011, the Company successfully completed its offering of $220.0 million aggregate principal amount of the Notes.
The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of April 7, 2011, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent. The Guarantors have issued guarantees (the “Guarantees”) of the Company’s obligations under the Notes and the Indenture on a senior secured basis. The Notes and the Guarantees are secured pursuant to a Pledge and Security Agreement, dated as of April 7, 2011, by and among the Company, the Guarantors (all of which are grantors thereunder) and U.S. Bank National Association, as collateral agent. The holders of the Notes and the Guarantees will have registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of April 7, 2011, by and among the Company, the Guarantors and the Initial Purchasers.

Maturity Date and Interest Rate
The Notes will mature on April 15, 2019. Interest on the Notes will accrue at 10.50% per annum, paid semi-annually, in arrears, on April 15 and October 15 of each year, commencing October 15, 2011.
Collateral
Subject to certain permitted liens and other exclusions and exceptions, the Notes and the Guarantees will be secured (i) on a first-priority basis by a lien on the Company’s JUICY COUTURE, LUCKY BRAND and KATE SPADE trademarks and certain related rights owned by the Company and the Guarantors (the “Notes Priority Collateral”) and (ii) by a second-priority security interest in the Company’s and the Guarantors’ assets (the “ABL Collateral” and together with the Notes Priority Collateral, the “Collateral”) that currently secure on a first-priority basis the Company’s Second Amended and Restated Credit Agreement, dated May 6, 2010, among the Company, Mexx Europe B.V., Juicy Couture Europe Limited, and Liz Claiborne Canada Inc., as Borrowers, the several subsidiary guarantors party thereto, the several lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and U.S. Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, Bank of America, N.A., as Syndication Agent, General Electric Capital Corporation, as Documentation Agent, and J.P. Morgan Securities LLC, Banc of America Securities LLC, Wells Fargo Capital Finance, LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners (as amended from time to time, the “ABL Facility”).
The Indenture provides that the Company and the Guarantors may incur additional indebtedness which may share in the Collateral on a senior, junior or pari passu basis with the Notes and the Guarantees, subject to certain limitations.
Ranking
The Notes and the Guarantees are senior secured obligations of the Company and the Guarantors secured to the extent described below. The Notes and the Guarantees will rank:
•	pari passu in right of payment with any senior indebtedness of the Company and the Guarantors;

•	senior in right of payment to any indebtedness of the Company and the Guarantors that is contractually subordinated to the Notes and the Guarantees;
•	effectively senior to any unsecured indebtedness or indebtedness secured by a lien ranking junior to the lien securing the Notes and the Guarantees, to the extent of the value of the collateral securing the Notes and the Guarantees;

•	effectively junior to any secured indebtedness which is either secured by assets that are not collateral securing the Notes and the Guarantees or which is secured by a higher-ranking lien in the collateral securing the Notes and the Guarantees, in each case, to the extent of the value of the assets securing such indebtedness;

•	effectively junior to the Company’s and the Guarantors’ obligations under the ABL Facility to the extent the Company’s and the Guarantors’ assets secure such obligations on a first-priority basis; and

•	effectively junior to all obligations of the Company’s subsidiaries that are not Guarantors.

Optional Redemption
The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after April 15, 2014 at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Redemption Price
2014	105.250%
2015	103.500%
2016	102.625%
2017 and thereafter	100.000%
Prior to April 15, 2014, the Company may redeem during each 12-month period commencing with the date of the Indenture up to 10% of the aggregate principal amount of the Notes issued under the Indenture, at its option, from time to time, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to (but not including) the redemption date.
In addition, at any time prior to April 15, 2014, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the principal amount of the Notes, plus accrued and unpaid interest, if any, to but not including the redemption date, plus the applicable “make-whole” premium based on the applicable treasury rate plus 50 basis points.
In addition, prior to April 15, 2014, the Company may, from time to time, with the net proceeds of one or more qualified equity offerings, redeem up to an aggregate of 35% of the aggregate principal amount of the outstanding notes, at a redemption price equal to 110.50% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.
Change of Control
Upon the occurrence of specified change of control events, the Company must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

Certain Covenants
The Indenture limits the Company’s and the Guarantors’ ability to:
•	incur additional indebtedness;

•	make dividend payments or other restricted payments;

•	create liens;

•	sell assets;

•	sell securities of the Company’s subsidiaries;

•	enter into certain types of transactions with shareholders and affiliates; and

•	enter into mergers, consolidations, or sales of all or substantially all of the Company’s assets.
These covenants are subject to important exceptions and qualifications. The Indenture contains affirmative covenants and events of defaults that are customary for Indentures governing high-yield debt securities.
Registration Rights
Under the Registration Rights Agreement, the Company and the Guarantors agreed, among other things, on or before the 366th day after the date the Notes are issued: (i) to use reasonable best efforts to consummate an exchange offer; and (ii) if required, to have a shelf registration statement declared effective with respect to resales of the Notes. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a default, at a rate of 0.25% per annum on the principal amount of the Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum amount of additional interest for all defaults of 1.00% per annum on the principal amount of the Notes that are subject to transfer restrictions.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information contained in Item 1.01 above under the heading “Issuance of 10.50% Senior Secured Notes due 2019” is hereby incorporated in this Item 2.03 by reference.

ITEM 8.01.	OTHER EVENTS.
On April 1, 2011, the Company issued a press release announcing the pricing of the offering of the Notes. The press release, which is filed herewith as Exhibit 99.1, is incorporated by reference under this Item 8.01.
On April 7, 2011, the Company issued a press release announcing the closing of the offering of the Notes. The press release, which is filed herewith as Exhibit 99.2, is incorporated by reference under this Item 8.01.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)      Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 1, 2011.

99.2	Press Release dated April 7, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Date: April 7, 2011	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President — Chief Legal Officer, General Counsel and Secretary

EXHIBIT LISTING

Exhibit No.	Description
99.1	Press Release dated April 1, 2011.

99.2	Press Release dated April 7, 2011.